                                                                    Exhibit 21.1

                         LIST OF SUBSIDIARIES OF ISSUER

                                                            PERCENTAGE OF SHARES
                                                              OWNED BY ISSUER
                                                            --------------------
Micro-Filtration, Inc.; incorporated in Michigan                    100%
Numation  Inc.; incorporated in Michigan                             90%
Numatech Inc.; incorporated in Michigan                              88%
I.A.E. Incorporated; incorporated in Michigan                       100%
Ultra Air Products, Inc.; incorporated in Michigan                  100%
Microsmith, Inc.; incorporated in Arizona                           100%
Numatics B.V.; organized in the Netherlands                         100%
Numatics S.A. de C.V.; organized in Mexico                           99%
Numatics S.A.R.L.; organized in France                               99%
Numatics Ltd.; organized in the United Kingdom                       99%
Numatics Ltd.; organized in Canada                                  100%
NAC Beteilingungs GmbH; organized in Germany                        100%
Numatics GmbH; organized in Germany                                 100%
Numatics K.F.T.; organized in Hungary                               100%
Numatics Ltd; organized in Taiwan                                    91%
Numatics S.R.L.; organized in Italy                                  99%
Empire Automation Systems, Inc.; incorporated in New York           100%
Numatics Spain S.L.; organized in Spain                             100%